Exhibit 10.1
PANERA BREAD COMPANY
[Form of]
NON-QUALIFIED STOCK OPTION AGREEMENT
(Granted Under 2006 Stock Incentive Plan)
     AGREEMENT (the “Agreement”) made as of the ___ day of                     ,                      (the “Grant Date”), between Panera Bread Company (the “Company”), a Delaware corporation having a principal place of business in Richmond Heights, Missouri, and                                          (the “Participant”).
     WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its Class A Common Stock, $.0001 par value per share (the “Shares”), under and for the purposes set forth in the Company’s 2006 Stock Incentive Plan (the “Plan”);
     WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and
     WHEREAS, the Company and the Participant each intend that the option granted herein shall be a Non-Qualified Option.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
     1. GRANT OF OPTION.
     The Company hereby grants to the Participant the right and option (the “Option”) to purchase all or any part of an aggregate of                      Shares, subject to adjustment, as provided in Section 8 of the Plan, in the event of a stock dividend, stock split, reverse stock split or other events affecting the holders of Shares, and on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference and a copy of which has been furnished to the Participant with this Agreement.
     It is intended that the Option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.
     2. PURCHASE PRICE.
     The purchase price of the Shares covered by the Option shall be $  per Share, subject to adjustment, as provided in Section 8 of the Plan, in the event of a stock dividend, stock split, reverse stock split or other events affecting the holders of Shares. Payment shall be made in accordance with Section 5(h) of the Plan.

     3. EXERCISABILITY OF OPTION.
     Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall [describe vesting terms (e.g., “become immediately vested as of the date of the grant”)].
     The foregoing rights are (i) cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible, it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date (as defined below) or the termination of this Option under Section 4 hereof or the Plan and (ii) are subject to the other terms and conditions of this Agreement and the Plan.
     4. TERM OF OPTION.
     The Option shall expire at 5:00 p.m., Central Time, on the date six (6) years from the Grant Date (the “Final Exercise Date”), but shall be subject to earlier termination as provided herein or in the Plan; provided, however that termination or expiration of the Plan shall not affect the Option or the rights of the Participant under this Agreement.
     If the Participant ceases to be an employee, officer, director, consultant or advisor of the Company or of an affiliate of the Company for any reason other than the death or Disability (as defined below) of the Participant or termination of the Participant for Cause (as defined below), the Option may be exercised, if it has not previously terminated, within three (3) months after the date the Participant ceases to be an employee, officer, director, consultant or advisor of the Company or an affiliate of the Company, or within the originally prescribed term of the Option, whichever is earlier, but in no event may the Option be exercised after the Final Exercise Date. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of employment, directorship or consultancy or status as an officer or advisor of the Company or an affiliate of the Company. For purposes of this Agreement: “Disability” shall mean permanent and total disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, and “Cause” shall include (and is not limited to) dishonesty with respect to the Company or any affiliate of the Company, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, or conduct substantially prejudicial to the business of the Company or any affiliate of the Company or any other circumstance which would constitute or be deemed “cause” pursuant to any other agreement entered into between the Participant and the Company or an affiliate of the Company, as determined by the Board of Directors or any officer designated by it, in its, his or her sole discretion. The determination of the Board of Directors or such designated officer as to the existence of Cause will be conclusive on the Participant and the Company.
     Notwithstanding the foregoing, in the event of the Participant’s Disability or death within three (3) months after the termination of employment, directorship or consultancy or status as an officer or advisor, the Participant or the Participant’s survivors may exercise the Option within one (1) year after the date of the Participant’s termination of employment, directorship or consultancy or status as an officer or advisor, but in no event after the date of Final Exercise Date.
     In the event the Participant’s employment, directorship or consultancy or status as an officer or advisor is terminated by the Company or an affiliate of the Company for Cause, the Participant’s right to exercise any unexercised portion of this Option shall cease as of such termination, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.
     In the event of the Disability of the Participant, the Option shall be exercisable within one (1) year after the Participant’s termination of service or, if earlier, within the term originally prescribed by the Option. In such event, the Option shall be exercisable:
(a)	to the extent exercisable but not exercised as of the date of Disability; and

(b)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights to exercise the Option as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days during the accrual period prior to the date of Disability.
     In the event of the death of the Participant while an employee, officer, director, consultant or advisor of the Company or of an affiliate of the Company, the Option shall be exercisable by the Participant’s survivors within one (1) year after the date of death of the Participant or, if earlier, within the originally prescribed term of the Option. In such event, the Option shall be exercisable:
(x)	to the extent exercisable but not exercised as of the date of death; and

(y)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights to exercise the Option as would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days during the accrual period prior to the Participant’s death.
     5. METHOD OF EXERCISING OPTION.
     Subject to the terms and conditions of this Agreement, the Option (or any part or installment) may be exercised by written notice signed by the Participant and delivered to the Company at its principal executive office, in substantially the form of Exhibit A attached hereto or other form approved by the Company, accompanied by payment in full in the manner provided in Section 5(h) of the Plan. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option. The Company shall deliver a certificate or certificates representing such Shares, or issue the Shares in electronic form or book-entry credit, as applicable, as soon as practicable after the notice shall be received; provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.
     6. PARTIAL EXERCISE.
     The Participant may purchase less than the number of Shares covered by this Option at any time and from time to time, provided that no partial exercise of this Option may be for any fractional share.
     7. NON-TRANSFERABILITY.
     This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
     8. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.
     The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.
     9. CAPITAL CHANGES AND BUSINESS SUCCESSIONS.
     The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

     10. TAXES.
     The Participant acknowledges that upon exercise of the Option the Participant will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement. The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility.
     The Participant agrees that the Company shall be entitled to withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in the Participant’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.
     11. RESTRICTIONS ON TRANSFER OF SHARES.
     11.1 If, in connection with a registration statement filed by the Company pursuant to the Securities Act, the Company or its underwriter so requests, the Participant will agree not to sell any Shares for a period not to exceed 180 days following the effectiveness of such registration.
     11.2 The Participant acknowledges and agrees that neither the Company, its stockholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment, directorship or consultancy or status as officer or director of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.
     12. NO OBLIGATION TO MAINTAIN RELATIONSHIP.
     The Company is not by this Agreement or the Plan granting the Participant any right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim under this Agreement or the Plan.
     13. NOTICES.
     Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

     If to the Company:

Panera Bread Company
6710 Clayton Road
Richmond Heights, MO 63117
ATTN: Director, Compensation & Benefits
     If to the Participant:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one (1) business day following delivery to a recognized courier service or three (3) business days following mailing by registered or certified mail.
     14. GOVERNING LAW.
     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.
     15. BENEFIT OF AGREEMENT.
     Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
     16. ENTIRE AGREEMENT.
     This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.
     17. MODIFICATIONS AND AMENDMENTS.
     The terms and provisions of this Agreement may be modified or amended as provided in the Plan.
     18. WAIVERS AND CONSENTS.

     Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
19. ACKNOWLEDGMENT.
     By executing this Agreement, the Participant acknowledges receipt of a copy of the Plan, and acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Agreement and the Option shall be final and conclusive.
20. SECURITIES LAWS
     Notwithstanding anything to the contrary herein, no part of this Option shall be exercisable at any time that such exercise would violate any federal or state securities laws.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his or her hand, all as of the day and year first above written.

PANERA BREAD COMPANY

By:
Name:
Title:

PARTICIPANT:

[ ]

Exhibit A

THOMAS C. COCHRAN III
ADAMS, HARKNESS & HILL, INC.	Panera Bread Company
60 STATE STREET, 12TH FLOOR	6710 Clayton Rd.
BOSTON, MA 02109	Richmond Heights, MO 63117
(800) 225-6201	(314) 633-7100
(617) 371-3741
FAX (617) 371-3796
NOTICE OF STOCK OPTION EXERCISE – EXHIBIT A
1.	I elect to purchase:

		Number of Shares	Exercise Price
Grant Number	Grant Date	To Exercise	Per Share

2.	I elect to use the “cashless exercise” program of Adams, Harkness & Hill, Inc. (AH&H) to purchase the Shares as follows:

a. Number of Shares to be sold by AH&H
I hereby authorize and direct AH&H to sell a sufficient number of shares in order to pay for the stock option price and required taxes.

Shares which are not required to be sold pursuant to the above paragraph will be credited to my account at AH&H which is directed to have the Shares:
Held in my account by AH&H in street name.
Mailed to me according to account standing instructions.
Other:

I hereby authorize and direct AH&H to sell all my Shares. Proceeds from the sale of the Shares after payment of the stock option exercise price and required taxes are to be:
Mailed to me.
Held in my account at AH&H.

b. Sale Price
AH&H is authorized to sell my Shares no lower than:
The market price when this form is received by AH&H.
The following minimum price: $ .

c. AH&H Account Number:
AH&H is authorized to pay the stock option exercise price and withholding taxes, if applicable, to Panera Bread Company and to provide to PNRA a duplicate confirmation of sale.
Upon the sale of my stock option shares through AH&H, my authorization and direction to deliver those Shares to my account at AH&H is irrevocable.

Employee Signature	Position at Panera Bread Company

Print Name	Daytime Telephone Number

Street Address	Social Security Number

City, State, Zip Code	Company Authorization